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                                                                    EXHIBIT 21.1


                     SUBSIDIARIES OF POST PROPERTIES, INC.


     NAME                                           INCORPORATION
     ----                                           -------------
 1.  Post Apartment Homes, L.P.                        Georgia
 2.  Post Services, Inc.                               Georgia
 3.  Post LP Holdings, Inc.                            Georgia
 4.  Post GP Holdings, Inc.                            Georgia
 5.  Post Travel, Inc.                                 Georgia
 6.  Post Landscape Group, Inc.                        Georgia
 7.  RAM Partners, Inc.                                Georgia
 8.  Post Asset Management, Inc.                       Georgia
 9.  Rocky Point Management, Inc.                      Georgia
10.  Cumberland Lake, Inc.                             Georgia
11.  Briarcliff Commercial Property, LLC               Georgia
12.  Armada Homes, Inc.                                Delaware
13.  Post Development Services
     Limited Partnership                               Georgia
14.  Addison Circle Access, Inc.                       Delaware
15.  Akard-McKinney Investment Company, LLC            Texas
16.  Post Uptown, LLC                                  Texas
17.  Greenwood Residential, LLC                        Texas
18.  Columbus Management Services, LLC                 Texas
19.  Uptown Denver, LLC                                Columbus
20.  Addison Circle One, Ltd.                          Texas
21.  Addison Circle Two, Ltd.                          Texas
22.  Post Rice Lofts, LLC                              Texas
23.  Rice Lofts, L.P.                                  Texas
24.  Post-AmerUs Rice Lofts, L.P.                      Georgia
25.  Post-AmerUs American Beauty Mill, L.P.            Georgia
26.  Post Aviation, LLC                                Georgia
27.  Villas at Parkway Village, L.P.                   Georgia
28.  Villas GP, LLC                                    Georgia
29.  Post-AmerUs Bennie Dillon, L.P.                   Georgia
30.  Post-AmerUs Wilson Building, L.P.                 Georgia
31.  Addison Circle Three, Ltd.                        Texas
32.  Addison Townhomes One, Ltd.                       Texas
33.  Armada Condominiums, L.P.                         Georgia
34.  Armada Phoenix Townhomes, LLC                     Texas
35.  Armada Residences, L.P.                           Georgia
36.  Gateway WW, LLC                                   North Carolina
37.  MT Acquisition, LLC                               Georgia
38.  Residential Ventures, Inc.                        Georgia
39.  Riverside Villas, LLC                             Georgia
40.  STS Loan, L.P.                                    Georgia
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